UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Terra Bella Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2026, Cyngn Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named on the signature page thereto, pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”), 1,686,788 shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”), at a purchase price of $1.93 per share and 3,313,212 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, at a purchase price of $1.92999 per Pre-Funded Warrant.

The Offering was made pursuant to that certain Registration Statement on Form S-3, as amended (File No. 333-290079), which was originally filed on September 5, 2025, and declared effective by the Securities and Exchange Commission on September 18, 2025, including the Prospectus contained therein and a prospectus supplement dated March 16, 2026 filed with the Securities and Exchange Commission on March 17, 2026.

The closing of the Offering occurred on March 17, 2026. The Company received net proceeds of approximately $8.8 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

In connection with the Offering, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Aegis Capital Corp. (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Pre-Funded Warrants, Purchase Agreement and the Placement Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as Exhibits 4.1, 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

Immediately after the issuance of the Shares and shares of Common Stock issued after the full exercise of the Pre-Funded Warrants issued in the offering, the Company will have 16,896,493 shares of Common Stock issued and outstanding.

Item 8.01 Other Events.

On March 16, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. Also, on March 17, 2026, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
5.1	Opinion of Kaufman & Canoles, P.C.
10.1	Form of Securities Purchase Agreement by and between Cyngn Inc. and the Purchasers
10.2	Placement Agent Agreement between the Company and Aegis Capital Corp. dated March 16, 2026
23.1	Consent of Kaufman & Canoles, P.C. (contained in Exhibit 5.1)
99.1	Press Release issued by the Company on March 16, 2026
99.2	Press Release issued by the Company on March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026

CYNGN INC.

By:	/s/ Natalie Russell
Natalie Russell
Chief Financial Officer

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